   As filed with the Securities and Exchange Commission on November 14, 1997
                                                             File No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 _____________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                 _____________________

                            Friendly Ice Cream Corporation
                (Exact Name of Registrant as Specified in its Charter)

          Massachusetts                                 04-2053130
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

        1855 Boston Road
    Wilbraham, Massachusetts                               01095
    (Address of Principal Executive Offices)            (Zip Code)

                            Friendly Ice Cream Corporation
                                1997 Stock Option Plan
                               (Full Title of the Plan)

                                   Aaron B. Parker
                              Associate General Counsel
                            Friendly Ice Cream Corporation
                                   1855 Boston Road
                           Wilbraham, Massachusetts  01095
                       (Name and Address of Agent For Service)

                                    (413) 543-2400
            (Telephone Number, Including Area Code, of Agent For Service)

                                 _____________________

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                         Proposed          Proposed Maximum      Amount of
Title of Securities    Amount to be   Maximum Offering    Aggregate Offering   Registration
 to be Registered       Registered    Price Per Share(1)        Price(1)             Fee
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

Common Shares, $0.01
par value.............   400,000            $20.00             $8,000,000          $2,425
-------------------------------------------------------------------------------------------
Total.................   400,000            $20.00             $8,000,000          $2,425
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
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

                                       PART II


                               INFORMATION REQUIRED IN
                              THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been, or are to be, filed by Friendly Ice Cream Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

    (a) The Company's Prospectus dated November 13, 1997, to be filed subsequently with the Commission pursuant to Rule 424(b) under the Securities Act. (File No. 333-34633)

    (b) The description of the Company's common stock (the "Common Stock") under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Choate, Hall & Stewart, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers.

    Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Registrant has elected to provide indemnification to its directors and officers in appropriate circumstances. Generally, the Restated Articles of Organization provide that the Registrant shall indemnify directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers of the Registrant or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of another organization. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, unless he is adjudicated in such proceedings not to have acted in good faith and in the reasonable belief that his action was in the best interest of the Registrant or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such benefit plan. Any indemnification shall be made by the Registrant unless a court of competent jurisdiction holds that the director or officer did not meet the standard of conduct set forth above or the Registrant determines, by clear and convincing evidence, that the director or officer did not meet such standard. Such determination shall be made by the Board of Directors of the Registrant, based on advice of independent legal counsel. The Registrant shall advance litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses. The Registrant may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights to employees, agents or other persons serving the Registrant.

    Article VI of the Registrant's Restated Articles of Organization eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except that such Article VI does not eliminate or limit any liability of a director (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) with respect to any transaction from which the directors derived an improper personal benefit.

    The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph 4 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of Friendly Ice Cream Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts, and each of the undersigned directors and officers of Friendly Ice Cream Corporation hereby constitutes and appoints Paul J. McDonald and George G. Roller as its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement, and to file each such amendment to this registration statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilbraham, Commonwealth of Massachusetts, on the 13th day of November 1997.


                                     FRIENDLY ICE CREAM CORPORATION


                                     By: /s/ George G. Roller
                                         ------------------------------
                                         George G. Roller
                                         Vice President, Finance,
                                         Chief Financial Officer and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


       Name                        Title (Capacity)                        Date
       ----                        ----------------                        ----
                               Chairman of the Board, Chief           November 13, 1997
                               Executive Officer and President
/s/ Donald N. Smith            (Principal Executive Officer
-----------------------------  and Director)
   Donald N. Smith

                               Vice President, Finance, Chief         November 13, 1997
                               Financial Officer and Treasurer
 /s/ George G. Roller          (Principal Financial and Accounting
-----------------------------  Officer)
    George G. Roller


/s/ Charles A. Ledsinger, Jr.
-----------------------------  Director                               November 13, 1997
   Charles A. Ledsinger, Jr.


/s/ Steven L. Ezzes
-----------------------------  Director                               November 13, 1997
   Steven L. Ezzes


-----------------------------  Director                               November   , 1997
    Barry Krantz


-----------------------------  Director                               November   , 1997
    Gregory L. Segall


                                    EXHIBIT INDEX


Exhibit
Number             Description of Exhibit
-------            -----------------------

4.1 Restated Articles of Organization of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-34633))

4.2 Amended and Restated By-Laws of the Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-34633))

4.3 Specimen certificate evidencing the Common Stock of the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-34633))

5.1 Opinion of Choate, Hall & Stewart regarding the validity of the offered securities

10.1  The 1997 Stock Option Plan of the Registrant (Incorporated by reference to
      Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-34633))

23.1  Consent of Choate, Hall & Stewart (appears in Exhibit 5.1)

23.2  Consent of Arthur Andersen LLP

24 Powers of Attorney (appears on the page preceding the signature page of this Registration Statement)